As filed with the Securities and Exchange Commission on September 18, 2001.

                                              Registration No. 333-_________
_______________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  __________

                                   FORM S-8
            Registration Statement Under The Securities Act of 1933

                         STORAGE COMPUTER CORPORATION
            (Exact name of registrant as specified in its charter)

Delaware                                                  02-0450593
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                              11 Riverside Street
                       Nashua, New Hampshire 03062-1373
                                (603) 880-3005
         (Address, including zip code, of principal executive offices)

              Storage Computer Corporation 2000 Stock Option Plan
  (incorporating the Cyberstorage Systems Corporation 2000 Stock Option Plan)
                           (Full title of the plan)

                            Theodore J. Goodlander
                            Chief Executive Officer
                         Storage Computer Corporation
                              11 Riverside Street
                       Nashua, New Hampshire 03062-1373
                    (Name and address of agent for service)
                                (603) 880-3005
         (Telephone number, including area code, of agent for service)

                                  copies to:
                            William E. Kelly, Esq.
                             Peabody & Arnold LLP
                                50 Rowes Wharf
                               Boston, MA  02110


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                      Proposed                 Proposed
      Title Of                                         Maximum                  Maximum
     Securities                Amount                 Offering                 Aggregate               Amount Of
        To Be                  To Be                  Price Per                Offering               Registration
     Registered              Registered               Share (1)                Price (1)                  Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par          98,930 shares              $  4.60                  $ 455,078              $ 113.77
value $0.001 per
     share
=======================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h), on the basis of the average of the high and low prices of the Common Stock, $4.95 and $4.25 respectively, as reported on the American Stock Exchange on September 10, 2001.


                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         The information required by Part I is included in documents sent or given to participants in the Cyberstorage Systems Corporation 2000 Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by Storage Computer Corporation (the "Registrant") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock, $.001 par value per share, contained in the Registrant's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         The legality of the securities offered hereby will be passed upon for the Registrant by Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110. William E. Kelly, a partner of Peabody & Arnold LLP, is Secretary of the Registrant.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Registrant has included a provision in its Certificate of Incorporation that, subject to certain limitations, eliminates the ability of the Registrant and its stockholders to recover monetary damages from a director of the Registrant for a breach of fiduciary duty as a director. Pursuant to Article TENTH of the Registrant's Certificate of Incorporation, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that Article TENTH shall not eliminate or limit a director's liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of Article TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.

         Any repeal or modification of Article TENTH shall not increase the personal liability of any director of the Registrant for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Exhibit No.                         Exhibit
-----------                         -------

*4.1. 1999 Stock Option Plan of Cyberstorage Systems Corporation, a Massachusetts corporation.

*4.2. 2000 Stock Option Plan of Cyberstorage Systems Corporation, a Delaware corporation.

*4.3.          Form of Incentive Stock Option Agreement.

*4.4.          Form of Non-Qualified Stock Option Agreement.

*4.5. Form of Agreement regarding assumption by Cyberstorage Systems Corporation, a Delaware corporation, of option agreements under the 1999 Stock Option Plan of Cyberstorage Systems Corporation, a Massachusetts corporation.

*4.6. Form of Agreement regarding assumption by Storage Computer Corporation of option agreements under the 2000 Stock Option Plan of Cyberstorage Systems Corporation.

*5.1.          Opinion of Peabody & Arnold LLP regarding legality.

*23.1.         Consent of BDO Seidman, LLP.

*23.2.         Consent of Peabody & Arnold LLP (included in its opinion filed as
               Exhibit 5.1).

*24.1.         Power of Attorney (contained in signature page).

______________________________
*Filed herewith.

Item 9.  Undertakings

          (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Nashua, State of New Hampshire, on this 18th day of September 2001.

                                    STORAGE COMPUTER CORPORATION

                                    By: /s/ Theodore J. Goodlander
                                        --------------------------
                                    Theodore J. Goodlander
                                    Chief Executive Officer and Director


                       POWER OF ATTORNEY AND SIGNATURES

       The undersigned officers and directors of Storage Computer Corporation hereby severally constitute and appoint Theodore J. Goodlander and Peter N. Hood, and each of them acting alone, our true and lawful attorney-in-fact and agent with full power of substitution, to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature                                      Title                             Date
---------                                      -----                             ----
/s/ Theodore J. Goodlander     Chief Executive Officer and                September 18, 2001
-------------------------
Theodore J. Goodlander         Director (Principal Executive Officer)

/s/ Peter N. Hood              Treasurer and Chief Financial Officer      September 18, 2001
-----------------
Peter N. Hood                  (Principal Accounting Officer)

/s/ Edward A. Gardner          President and Director                     September 18, 2001
---------------------
Edward A. Gardner

/s/ John L. Thonet             Chief Operating Officer and Director       September 18, 2001
------------------
John L. Thonet

____________________           Director                                   September ____, 2001
Steven S. Chen

/s/ Roger E. Gauld             Director                                   September 18, 2001
------------------
Roger E. Gauld

/s/ Thomas A. Wooters          Director                                   September 18, 2001
---------------------
Thomas A. Wooters

                               INDEX TO EXHIBITS

Exhibit No.                           Description
-----------                           -----------
4.1.           1999 Stock Option Plan of Cyberstorage Systems Corporation, a
               Massachusetts corporation.

4.2.           2000 Stock Option Plan of Cyberstorage Systems Corporation, a
               Delaware corporation.

4.3.           Form of Incentive Stock Option Agreement.

4.4.           Form of Non-Qualified Stock Option Agreement.

4.5.           Form of Agreement regarding assumption by Cyberstorage Systems
               Corporation, a Delaware corporation, of option agreements under the 1999 Stock Option Plan of Cyberstorage Systems Corporation, a
               Massachusetts corporation.

4.6.           Form of Agreement regarding assumption by Storage Computer
               Corporation of option agreements under the 2000 Stock Option Plan of Cyberstorage Systems Corporation.

5.1.           Opinion of Peabody & Arnold LLP regarding legality.

23.1.          Consent of BDO Seidman, LLP.

23.2.          Consent of Peabody & Arnold LLP (included in its opinion filed as
               Exhibit 5.1).

24.1.          Power of Attorney (contained in signature page).